Exhibit 5.2

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 davispolk.com

August 26, 2026

Immatics N.V.

Paul-Ehrlich-Straße 15

72076 Tübingen

Federal Republic of Germany

Ladies and Gentlemen:

Immatics N.V., a public limited liability company (naamloze vennootschap) organized under Dutch law (the “Company”) has filed with the Securities and Exchange Commission a Registration Statement on Form F-3 (File No. 333-286151) (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), certain securities pursuant to the Underwriting Agreement dated August 24, 2026, by and among the Company and the underwriters named therein (the “Underwriting Agreement”), including 15,535,100 ordinary shares, nominal value €0.01 per share (the “Ordinary Shares”) of the Company and pre-funded warrants of the Company (the “Pre-Funded Warrants”) to purchase 4,315,304 ordinary shares of the Company. The Shares include 2,589,184 ordinary shares of the Company to be purchased pursuant to the option to purchase additional shares provided for by the Underwriting Agreement.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion assuming the Pre-Funded Warrants have been duly authorized, executed and delivered by the Company insofar as Dutch law is concerned and executed and authenticated in accordance with their terms and delivered to and paid for by the underwriters pursuant to that certain Underwriting Agreement, the Pre-Funded Warrants are valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability; provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision in the Pre-Funded Warrants that requires or relates to adjustments to the exercise price at a price or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture.

With respect to the validity of the ordinary shares underlying the Pre-Funded Warrants, you have received, and we understand that you are relying upon, the opinion of NautaDutilh N.V., Dutch counsel for the Company.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to a report on Form 6-K to be filed by the Company on the date hereof and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP